UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2016

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37865	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Atlanta 50 Purchase and Sale Agreement

On March 15, 2017, Reven Housing REIT, Inc. (the “Company”) closed on the acquisition of 38 properties located in the Atlanta, Georgia metropolitan area, pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement (the “Agreement”) with Golden Alliance Management, LLC, a Georgia limited liability company (the “Seller”). The Seller is unaffiliated with the Company.

The contract purchase price for the 38 acquired properties was approximately $2,662,900, exclusive of closing costs. The Company funded 100% of the purchase with cash. The acquired properties average 1,439 square feet and are mostly three-bedroom, two bath homes. Of the acquired properties, 27 are currently subject to one-year leases and 11 are subject to month-to-month leases.

Prior to the closing, the parties entered into an Amendment No. 2 to the Agreement for purposes of revising the Seller’s post-closing covenants to deliver financial statements and records concerning the acquired properties. The foregoing description of the Amendment No. 2 is qualified in its entirety by reference to the full text of the Amendment No. 2, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(d)       Exhibits

Exhibit No.	Description	Method of Filing

10.1	Amendment No. 2 dated March 15, 2017 to Single Family Homes Real Estate Purchase and Sale Agreement dated December 7, 2016	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: March 17, 2017	/s/ Thad L. Meyer
Thad L. Meyer,
Chief Financial Officer

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